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                                                               Exhibit (a)(1)(F)



                      INSTRUCTIONS FOR TENDER OF OPTIONS

  (Note: Before completing the Option Election Form, you should read the attached memorandum from Edgewater Technology, Inc., as well as the Offer to Purchase and related Letter of Transmittal.)

  THE OPTION ELECTION FORM MUST BE RECEIVED BY THE COMPANY (WHICH WILL TRANSMIT IT TO THE DEPOSITARY) BEFORE 12:00 MIDNIGHT, EST, ON JANUARY 23, 2001. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

Send the Option Election Form to:

              By Mail:                      By Overnight Courier or By Hand:


     Edgewater Technology, Inc.                Edgewater Technology, Inc.
 302 East Millsap Road Fayetteville,       302 East Millsap Road Fayetteville,
              AR 72703                                  AR 72703
   Attn: Gordon Y. Allison, Esq.,            Attn: Gordon Y. Allison, Esq.,
         Corporate Secretary                       Corporate Secretary

                          By Facsimile Transmission:

                          Edgewater Technology, Inc.
                           Facsimile: (501) 973-6049
              Attn: Gordon Y. Allison, Esq., Corporate Secretary

  Note: Delivery of the form to an address or a facsimile number other than as set forth above will not constitute a valid delivery.

  By signing the Option Election Form, you acknowledge receipt of the materials relating to the Offer to Purchase dated December 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal with respect to an offer by Edgewater Technology, Inc., a Delaware corporation (the "Company"), for 16,250,000 shares of its outstanding common stock, par value $0.01 per share (the "Shares"), at a price of $8.00 per Share (the "Offer"). The Company is also offering to purchase up to 408,000 Shares that may be tendered upon the exercise of vested options under the Company's stock option plans with exercise prices below $8.00 per Share ("Qualified Option Shares"). The Offer is not being made for Shares underlying an options if the exercise price of the option is $8.00 per Share or greater.

  1. You should complete the Option Election Form to tender, at the $8.00 per Share purchase price set forth in the Offer to Purchase, the Qualified Option Shares that you are entitled to receive upon exercise of options, pursuant to the terms and conditions set forth in the Offer to Purchase furnished to you. By signing the Option Election Form, you agree that if any Qualified Option Shares you validly tendered are accepted, you will receive a cash payment equal to (a) the number of Qualified Option Shares that are accepted for purchase, multiplied by (b) the difference between the $8.00 purchase price and the applicable option exercise price(s) less (c) any taxes required to be withheld, and you further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase and Letter of Transmittal.

  2. By signing the Option Election Form, you acknowledge that the Company is allowing you to conditionally exercise your options for the purpose of allowing you to tender Qualified Option Shares in the Offer. Further, by signing the Option Election Form, you acknowledge that if, after taking into account proration, the Company purchases less than all of your Qualified Option Shares, your remaining options will not be considered to have been exercised and will remain outstanding. In addition, you acknowledge that the order of the options purchased by the Company will be as designated by you in the Option Election Form.

  3. Qualified Option Shares tendered pursuant to the Offer to Purchase may be withdrawn at any time prior to 12:00 midnight, EST, on January 23, 2001. After that, Qualified Option Shares may be withdrawn if
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they have not been accepted for payment by the Company as provided in the
Offer to Purchase from 12:00 midnight, EST, on February 20, 2001. Prior to the expiration of the Offer, an option holder must submit a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by the Company at the address indicated above before 12:00 midnight, EST, on January 23, 2001. After 12:00 midnight, EST, on February 20, 2001, an option holder must submit such a notice of withdrawal to the Depositary at the address indicated in the Offer to Purchase. Any such notice of withdrawal must specify the name and social security number of the option holder who tendered the Qualified Option Shares to be withdrawn and the number of Qualified Option Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. Neither the Company, the Depository or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any Qualified Option Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer to Purchase. However, withdrawn Qualified Option Shares may be retendered by the expiration of the Offer by again following the procedures for properly tendering Qualified Option Shares.

  The Option Election Form must be received by the Company (for transmission to the Depositary) before 12:00 midnight, EST, on January 23, 2001. You must sign and complete this form for your direction to be valid.

  General Terms and Conditions of the Offer Applicable to Option Share
Tenders:

  NOTE: BY SIGNING THE OPTION ELECTION, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

  1. You will, upon request, execute and deliver any additional documents deemed by the Depository or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Qualified Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer to Purchase.

  2. You understand that tenders of Qualified Option Shares pursuant to the procedures described in the Offer to Purchase and in the Instructions for Tender of options will constitute an agreement between you and the Company upon the terms and subject to the conditions of the Offer to Purchase.

  3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your and your obligation hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer to Purchase, this tender is irrevocable.

  4. The Company will pay any stock transfer taxes with respect to the sale and transfer of any Qualified Option Shares to it or its order pursuant to the Offer to Purchase. You understand that (a) the purchase price will be paid to you (you cannot elect to have the purchase price paid to another person) and
(b) you will be responsible for paying federal and state income taxes arising from the sale of the Qualified Option Shares in the Offer (a portion of which will be withheld as described in Instruction 5 below.)

  5. Under the U.S. federal income tax laws, the Company may be required to withhold income and employment taxes from the amount of any payments made to option holders pursuant to the Offer to Purchase. See Section 7 of the Offer to Purchase.

  6. All questions as to the number of Qualified Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of option shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Qualified Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer
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and any defect or irregularity in the tender of any particular Qualified
Option Shares, and the Company's interpretation of the terms of the Offer to Purchase (including these Instructions for Tender of Options) will be final and binding on all parties. No tender of Qualified Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depository or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

  7. If the Option Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should also indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with the Option Election Form.

  8. Questions and requests for assistance or additional copies of the Offer to Purchase and these Instructions for the Tender of options should be directed to Gordon Y. Allison, Esq., Corporate Secretary at (501) 973-6057.
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                             OPTION ELECTION FORM

_____________________________________
         Name (Please Print)

_____________________________________
               Address

_____________________________________

  1. I hereby conditionally exercise vested options, for the amount of Shares set forth herein ("Qualified Option Shares"), granted to me by the Company under one of the Company's stock option plans.

  My exercise of options hereunder is subject to the condition that any options for Qualified Option Shares tendered but not purchased by the Company because of proration, shall be deemed not to have been exercised. None of the options underlying any of the Qualified Option Shares tendered has an exercise price of $8.00 or greater.

  2. I hereby elect as follows with respect to my options (Choose only one):


[_] I wish to conditionally exercise and tender Qualified Option Shares underlying ALL of my vested options that have an exercise price of less than $8.00 per Share.

[_] I wish to conditionally exercise and tender ____ Qualified Option Shares underlying my vested options that have an exercise price of less than $8.00 per Share.

  I understand that options will be exercised as accepted in the tender in the order which I designate below:

  1. Option for ___ Shares; grant date ____; and per share exercise price of $___.

  2. Option for ___ Shares; grant date ____; and per share exercise price of $___.

  3. Option for ___ Shares; grant date ____; and per share exercise price of $___.

  4. Option for ___ Shares; grant date ____; and per share exercise price of $___.

Total Options:
               =====

  ATTACH ADDITIONAL PAGE IF NEEDED.

                                   SIGN HERE

_____________________________________     _____________________________________
    Signature(s) of Option Holder                         Date


_____________________________________     _____________________________________
        Name(s) Please Print                      Capacity (Full title)

_____________________________________
   Address (if different from that
      shown on the cover page)

_____________________________________
      Daytime Telephone Number